Exhibit 10.26

EXECUTION VERSION

FOURTH AMENDMENT TO UNCOMMITTED MASTER REPURCHASE AND SECURITIES

CONTRACT AGREEMENT AND FIRST AMENDMENT TO FEE LETTER

THIS FOURTH AMENDMENT TO UNCOMMITTED MASTER REPURCHASE AND SECURITIES CONTRACT AGREEMENT AND FIRST AMENDMENT TO FEE LETTER (this “Amendment”), dated as of February 18, 2020, is by and between GOLDMAN SACHS BANK USA, a New York state-chartered bank, as buyer (“Buyer”) and FS CREIT FINANCE GS-1 LLC, a Delaware limited liability company, as seller (“Seller”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Master Repurchase Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Seller and Buyer have entered into that certain Uncommitted Master Repurchase and Securities Contract Agreement, dated as of January 26, 2018, as amended by that certain First Amendment to Uncommitted Master Repurchase and Securities Contract Agreement, dated as of June 6, 2018, as amended by that certain Second Amendment to Uncommitted Master Repurchase and Securities Contract Agreement, dated as of February 20, 2019, as amended by that certain Third Amendment to Uncommitted Master Repurchase and Securities Contract Agreement and First Amendment to Guarantee Agreement, dated as of December 19, 2019 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Master Repurchase Agreement”);

WHEREAS, Buyer has delivered, and Seller has agreed to, that certain Fee Letter, dated as of January 26, 2018 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Fee Letter”);

WHEREAS, Seller has requested to exercise its First Renewal Option pursuant to Article 3(i) of the Master Repurchase Agreement and Buyer has approved such extension; and

WHEREAS, Seller and Buyer wish to modify certain terms and provisions of the Master Repurchase Agreement and the Fee Letter.

NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

1. Amendments to Master Repurchase Agreement. The Master Repurchase Agreement is hereby amended as follows:

(a) The definition of “Availability Period Expiration Date” in Article 2 of the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

““Availability Period Expiration Date” shall mean January 26, 2021, as such date may be extended in accordance with Article 3(i) of this Agreement.”

(b) Article 3(i)(ii) of the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“(ii) Seller shall have one (1) option to extend the then-current Availability Period Expiration Date for a period of one (1) year (the “Renewal Option”); provided, that Seller has satisfied all of the conditions listed in clause (iv) below (collectively, the “Availability Period Renewal Conditions”).”

(c) The definition of “Draw Fee” in Article 2 of the Master Repurchase Agreement is hereby deleted in its entirety, and any and all references to such term in the Transaction Documents (including, without limitation, the form of Confirmation), shall be deleted and of no further force and effect.

(d) Article 3(c) of the Master Repurchase Agreement is hereby amended by replacing the semi-colon at the end of clause (xx) thereof with a period and deleting clause (xxi) thereof in its entirety.

(e) Article 3(i)(iv)(E) of the Master Repurchase Agreement is hereby deleted in its entirety.

2. Amendments to the Fee Letter. The Fee Letter is hereby amended as follows:

(a) The definition of “Draw Fee” in Section 1 of the Fee Letter is hereby deleted in its entirety.

(b) Section 2 of the Fee Letter is hereby deleted in its entirety and replaced with the words “Intentionally Omitted.”.

3. Waiver to Availability Period Renewal Conditions. Buyer hereby waives any notice required prior to the date hereof under the Master Repurchase Agreement to extend the Availability Period Expiration Date, including Article 3(i)(iv)(A) thereof.

4. Effectiveness. The effectiveness of this Amendment is subject to receipt by Buyer of the following:

(a) Amendment. This Amendment, duly executed and delivered by Seller and Buyer.

(b) Responsible Officer Certificate. A signed certificate from a Responsible Officer of Seller certifying: (i) that no amendments have been made to the organizational documents of Seller since January 26, 2018, unless otherwise stated therein; and (ii) the authority of Seller to execute and deliver this Amendment and the other Transaction Documents to be executed and delivered in connection with this Amendment.

(c) Good Standing. Certificates of existence and good standing and/or qualification to engage in business for the Seller.

(d) Fees. Payment by Seller of the actual costs and expenses, including, without limitation, the reasonable fees and expenses of counsel to Buyer, incurred by Buyer in connection with this Amendment and the transactions contemplated hereby.

5. Condition to Transactions. Buyer’s agreement to enter into the next Transaction immediately following this Amendment is subject to the condition precedent that Seller has complied, or concurrently with the consummation of such Transaction shall comply, with Section 6 hereof.

6. Payment of Renewal and Draw Fees.

(a) On the earlier of (i) March 1, 2020 and (ii) the date of the consummation of the next Transaction immediately following this Amendment, Seller shall pay to Buyer the Renewal Period Fee in an amount equal to $437,500.00.

(b) On the earlier of (i) March 31, 2020 and (ii) the date of the consummation of the next Transaction immediately following this Amendment, Seller shall pay to Buyer an amount equal to $346,146.63 (the outstanding balance required to reach the minimum aggregate amount of Draw Fees necessary to exercise this extension).

7. Seller Representations. Seller hereby represents and warrants that:

(a) no Potential Event of Default, Event of Default or Margin Deficit has occurred and is continuing, and no Potential Event of Default, Event of Default or Margin Deficit will occur as a result of the execution, delivery and performance by Seller of this Amendment; and

(b) the representations and warranties contained in Article 9 of the Master Repurchase Agreement are true and correct in all material respects (except to the extent that such representations and warranties specifically refer to any earlier date, in which case Seller represents and warrants that such representations and warranties are true and correct as of such earlier date and except that the representations and warranties regarding Seller or Guarantor’s financial statements are deemed to refer to the most recent financial statements furnished to Buyer).

8. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Master Repurchase Agreement.

9. Continuing Effect; Reaffirmation of Guarantee Agreement. As amended by this Amendment, all terms, covenants and provisions of the Master Repurchase Agreement and Fee Letter are ratified and confirmed and shall remain in full force and effect. In addition, any and all guaranties and indemnities for the benefit of Buyer (including, without limitation, the Guarantee Agreement) and agreements subordinating rights and liens to the rights and liens of Buyer, are hereby ratified and confirmed and shall not be released, diminished, impaired, reduced or adversely affected by this Amendment, and each party indemnifying Buyer, and each party subordinating any right or lien to the rights and liens of Buyer, hereby consents, acknowledges and agrees to the modifications set forth in this Amendment and waives any common law, equitable, statutory or other rights which such party might otherwise have as a result of or in connection with this Amendment.

10. Binding Effect; No Partnership; Counterparts. The provisions of the Master Repurchase Agreement and the Fee Letter, as amended hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between any of the parties hereto. For the purpose of facilitating the execution of this Amendment as herein provided, this Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

11. Further Agreements. Seller agrees to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Buyer and as may be necessary or appropriate from time to time to effectuate the purposes of this Amendment.

12. Governing Law. The provisions of Article 20 of the Master Repurchase Agreement are incorporated herein by reference.

13. Headings. The headings of the sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.

14. References to Transaction Documents. All references to the Master Repurchase Agreement or the Fee Letter in any Transaction Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Master Repurchase Agreement or Fee Letter, as applicable, as amended hereby, unless the context expressly requires otherwise.

15. No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Buyer under the Master Repurchase Agreement, Fee Letter or any other Transaction Document, nor constitute a waiver of any provision of the Master Repurchase Agreement, Fee Letter or any other Transaction Document by any of the parties hereto.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day first written above.

BUYER:

GOLDMAN SACHS BANK USA, a New York state-chartered bank

By:	/s/ Andrew George
Name: Andrew George
Title: Authorized Person

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

SELLER:

FS CREIT FINANCE GS-1 LLC, a Delaware limited liability company

By:	/s/ Edward T. Gallivan
Name: Edward T. Gallivan, Jr.
Title: Chief Financial Officer